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                                                                   Exhibit 10(r)

                                 EMPLOYMENT AGREEMENT

    THIS AGREEMENT made as of the 2nd day of December, 1996, by and between PC QUOTE, INC., a Delaware corporation ("Employer") and LOUIS J. MORGAN ("Employee").

                                       RECITALS

    WHEREAS, Employee has served as the Chairman of the Board and the Chief Executive Officer of Employer for the past several years;

    WHEREAS, Employer and Employee have entered into an employment agreement dated February 15, 1989 (the "1989 Agreement") providing for the employment and compensation of Employee as Chief Executive Officer and Chairman of the Board of Employer for the past several years;

    WHEREAS, Employer and Employee wish to enter into a new employment agreement (hereinafter "Agreement") which would replace the 1989 Agreement and which would set forth the specific terms and conditions of Employee's continued employment by Employer;

    WHEREAS, Employee acknowledges that during the course of his employment, he will have access to certain secret and confidential matters belonging to Employer and other confidential and sensitive information belonging to or relating to Employer and/or to Employer's employees, prospective employees, clients, prospective clients, suppliers, prospective suppliers, and independent contractors;

    WHEREAS, Employer's relationship with its clients, its ongoing service to them, and the protections of confidential, unique and secret information belonging to the Employer and its clients are vital to the continued operation of the Employer's business, and the divulgence of any of the above stated information would constitute an irreparable injury to Employer and or its clients;

    NOW THEREFORE, Employer and Employee agree as follows:

    A.   DUTIES.

    Employee shall serve as the Chairman of the Board of Directors of Employer and shall carry out all reasonable duties assigned to persons occupying these positions under the certificate of incorporation of Employer, any additional duties that are customarily assumed by persons occupying these positions, and any other duties that Employee and the Board of Directors of Employer shall agree upon.

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    B.   COMPENSATION AND OTHER TERMS AND CONDITIONS OF EMPLOYMENT.

         1. SALARY. During the Term (as defined in paragraph F. herein) of this Agreement, Employer shall pay to Employee a salary at an annual rate of $251,000 in equal installments as nearly as practicable on the fifteenth and last days of each month in arrears.

         2. EXPENSES. During the Term of this Agreement, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services hereunder, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Employer.

         3. OTHER BENEFITS. The Employee shall be entitled to participate in or receive benefits under any employee benefit plan, insurance or arrangement made available by the Employer, whether currently maintained by the Employer or made available by the Employer in the future, to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. The Employer shall maintain in full force and effect, and the Employee shall be entitled to continue to participate in, all of its Employee benefit plans, insurance and arrangements in effect on the date hereof in which the Employee participates, or plans or arrangements providing the Employee with at least equivalent benefits thereunder.

         4. VACATIONS. During the Term of this Agreement, Employee shall be entitled to reasonable vacation periods during which his compensation shall be paid in full. Vacation periods substantially equivalent to those taken by Employee while performing his present duties prior to execution of this Agreement shall be considered reasonable.

         5. OTHER COMPENSATION. Employee shall be entitled to any compensation in addition to the amounts set forth above deemed appropriate by Employer, including without limitation stock options.

         6. EFFECT OF EARLY TERMINATION. In the event this Agreement is terminated early under Paragraph F herein, Employee's compensation and benefits will be prorated based on the number of days Employee was employed under this Agreement.

    C.   BEST EFFORTS.

         1. EMPLOYEE. Employee agrees that he will at all times faithfully and industriously perform all of his duties that may be required of and from him to the reasonable satisfaction of Employer. Employee further agrees that during the term of this Agreement he will not engage in or become interested in any other business, calling or enterprise which is or may be contrary to or in competition with the interest, welfare, or benefit of Employer.

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         2.   EMPLOYER.  Employer agrees to use its best efforts to secure the election of Employee as a member of the Employer's Board of Directors at the Employer's next shareholder meeting.

    D.   CONFIDENTIALITY.

         1. SCOPE. Employee shall not at any time during the term of his employment with Employer or for a period of twelve (12) calendar months after the termination of Employee's employment, regardless of who initiated such termination, communicate, divulge or disclose for use by himself or others any information or knowledge, disclosed or otherwise obtained by him during his employment by Employer (including but not limited to information and knowledge conceived, discovered or developed by Employee) which is not generally known in Employer's industry and which is related to the business of Employer or the business or the Employer's customers or suppliers or is in the nature of a trade secret of Employer or Employer's customers or suppliers.

         2. RETURN OF PAPERS. At the time of Employee's termination or demand by Employer (whichever is sooner), Employee shall promptly turn over to Employer all books, records, papers and other documents obtained in the course of Employee's duties under this Agreement.

    E.   REMEDIES.

         In the event of any violation of Paragraphs C or D herein, Employer shall be authorized and entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as an equitable accounting of all profits or benefits arising out of such violation, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled, including the right to damages directly or indirectly sustained by Employer. The prevailing party shall be paid reasonable attorney fees, court costs and litigation expenses incurred in enforcing any provisions of this Agreement.

    F.   TERM.

         The term of this Agreement shall be one year beginning on the 2nd day of December, 1996 (the Term). However, notwithstanding the foregoing, Employee may terminate Employee's employment with Employer at any time without cause upon giving thirty (30) days written notice to Employer, and further provided that Employer may at any time terminate Employee's employment upon giving ten (10) days notice only on the basis of Employee's dishonesty, conviction of a felony or gross misconduct. If Employee's employment is involuntarily terminated by Employer during the Term of this Agreement for any other reason, Employee shall continue to receive the compensation and other benefits set forth herein through December 2, 1997.

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    G.   NOTICES.

         All notices pursuant to this Agreement must be in writing. All notices to Employer shall be addressed to the main office of Employer at 300 South Wacker Drive, Chicago, Illinois, or at such other address as Employer may hereafter designate by written notice to Employee given in accordance with this paragraph and all notices to Employee shall be addressed to the Employee at the office in which he is based with a copy to his home address as last indicated in the books and records of the Employer or at such other address as Employee may hereafter designate by written notice to Employer given in accordance with this Paragraph. All notices shall be considered effective when delivered personally to Employer or Employee or two (2) days after deposit of said notice in the United States mail, registered mail, postage prepaid, return receipt requested, addressed to the address of the party to whom directed as hereinabove set forth.

    H.   ADDITIONAL PROVISIONS.

         1. ENTIRE AGREEMENT. This Agreement represents the entire agreement between Employer and Employee, and all of the terms and conditions of this Agreement take precedence over any and all prior understandings and agreements made by and between Employer and Employee regarding employment and the execution of this Agreement shall constitute the termination of any and all such prior agreements.

         2. SEVERABILITY. In the event any of the restrictions contained in this Agreement are held to be in any respect an unreasonable restriction upon Employee, then the court so holding shall reduce the territory to which it pertains and/or the period of time in which it operates, or effect any other change to the extent necessary to render any of the restrictions enforceable. Each of the terms and provisions of this Agreement is and is to be deemed severable in whole or in part and, if any term or provision or the application thereof in any circumstances should be invalid, illegal or unenforceable, the remaining terms and provisions or the application thereof to circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and shall remain in full force and effect.

         3. ASSIGNMENT. The rights and obligations of Employer and Employee hereunder shall inure to the benefit of and be binding upon any successor or assign of Employer. This Agreement is personal to Employee and shall not be assigned by him to any other party whatsoever.

         4. EFFECT OF WAIVER. The waiver by Employer of any breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. No waiver shall be legally operative unless in writing and signed by an authorized agent of Employer.

         5. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Illinois.

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         6.   AMENDMENT.  This Agreement, unless otherwise herein stated
herein, may only be amended by the written mutual agreement of the parties hereto.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                       EMPLOYER:

                                       PC QUOTE, INC.


                                       By:  /s/ Howard C. Meltzer
                                       ------------------------------
                                       President


                                       EMPLOYEE:


                                       /s/ Louis J. Morgan
                                       ------------------------------
                                       Louis J. Morgan

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